UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 25, 2009

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-15827	38-3519512
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of Principal Executive Offices)	(Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 25, 2009, Visteon Corporation (the “Company”) filed a motion with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) [Case No. 09-11786, Docket No. 1067] seeking authority to enter into a customer accommodation agreement and related access and security agreement (together, the “Accommodation Agreement”) with Ford Motor Company (“Ford”) and Automotive Component Holdings, LLC (“ACH,” and with Ford, the “Customers”). Pursuant to the Accommodation Agreement, the Customers will agree to, among other things:
•	pay cash exit fee payments to the Company in the aggregate amount of $8,000,000;

•	purchase certain designated equipment and tooling exclusively used to manufacture the Customers’ component parts;

•	purchase raw materials and finished goods specifically related to re-sourced Ford and ACH component part production;

•	pay the costs to transition certain lines of business from the Company’s Lansdale, Pennsylvania (North Penn) facility to the Company’s affiliate, Cadiz Electronica S.A.;

•	retain the majority of Ford business at the Company’s Monterrey, Mexico (Carplastic) facility;

•	reimburse the Company for costs associated with the wind-down of certain lines of Ford and ACH component part production, including fixed overhead costs and certain employee-related costs;

•	limit their ability to set off against accounts payable owing to the Company; and

•	provide a limited release of certain commercial claims against the Company that may arise from the payments or other accommodations set forth in the Accommodation Agreement.
The Company will commit to continue to produce and deliver component parts to the Customers during the term of the Accommodation Agreement, as well as provide assistance to the Customers in resourcing certain lines of production to other suppliers. As part of this resourcing assistance, the Company will provide the Customers with certain intellectual property licenses and sublicenses related to re-sourced Ford and ACH production lines. The Company will agree to build an inventory bank for the Customers, provided that the Customers will pay for such parts in accordance with the terms of the applicable purchase orders and will cover the Company’s incremental costs incurred in building the inventory banks. The Company will also grant the Customers an option to purchase certain machinery and equipment used exclusively used to manufacture Ford and ACH component parts. The Company will also provide the Customers with an access right to the Company’s facilities, subject to the Accommodation Agreement, if the Company fails to maintain continuity of supply. The Company will provide a limited release of the Customers, subject to certain exceptions, of all claims and causes of actions related to specific purchase orders or other agreements specifically governing the component parts subject to the Accommodation Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
December 2, 2009	By:	/s/ William G. Quigley, III
	Name:	William G. Quigley III
	Title:	Executive Vice President and Chief Financial Officer

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